Exhibit 99.1

IVAX CORPORATION

4400 Biscayne Boulevard, Miami, Florida 33137

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I (whether one or more of us) appoint Phillip Frost, M.D. and Neil Flanzraich and each of them separately, as my proxies, each with the power to appoint his substitute, and authorize each of them to vote as designated on the reverse side all of the shares of Common Stock of IVAX Corporation (the “Company”) held of record by me at the close of business on September 23, 2005, at the Special Meeting of Shareholders to be held at 10:00 a.m., local time, on October 27, 2005, at the offices of UBS Securities LLC, located at 1285 Avenue of the Americas, 14th Floor Conference Center, New York, NY 10019 and at any adjournment or postponement of the meeting, and, in their discretion, to vote the shares on any other business as may properly come before the meeting.

WHEN PROPERLY EXECUTED AND RETURNED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY ME. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” THE APPROVAL OF THE MERGER AGREEMENT.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

(continued and to be signed on other side)

Please mark you votes as indicated in this example	☒

The Board of Directors recommends a vote “FOR” Item 1.

1.	Proposal to approve the Agreement and Plan of Merger, dated as of July 25, 2005, by and among IVAX Corporation, Teva Pharmaceuticals Industries Limited, Ivory Acquisition Sub, Inc. and Ivory Acquisition Sub II, Inc.	FOR	AGAINST	ABSTAIN

Signature(s):	PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Dated :

Please sign exactly as your name or name(s) appear on this proxy. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, each holder should sign. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Please date the proxy.

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